UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2003
                                                 (February 14, 2003)

                         Terra Block International, Inc.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                     000-31935                65-0729440
----------------------------       ----------------       ----------------------
(State or other jurisdiction       (Commission            (IRS Employer
   of incorporation)                   file number)          Identification No.)

2637 Erie Avenue, Suite 207
Cincinnati, OH                                                  45208
----------------------------------------                  ----------------------
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code: (513) 533-1220

                         L.L. Brown International, Inc.
                      19435 68th Avenue South, Suite S-105
                             Kent, Washington 98032
                                 (425) 251-8086
            --------------------------------------------------------
          (Former name or former address, if changes since last report)


Copy of Communications to:
                                  Donald F. Mintmire
                                  Mintmire & Associates
                                  265 Sunrise Avenue, Suite 204
                                  Palm Beach, FL 33480
                                  Phone: (561) 832-5696
                                  Fax: (561) 659-5371

ITEM 1. CHANGE OF CONTROL OF REGISTRANT.

     On February 14, 2003, L.L. Brown International, Inc. (the "Company"), a Nevada corporation, Carolyn Scott Brown and Lester Brown (collectively "Brown"), L.L. Brown & Associates, Inc., a Washington corporation ("LLBA"), Terra Block Consolidated, Inc., a Nevada corporation ("TBCI") and the individual holders of the outstanding capital stock of TBCI (the "Holders") consummated a reverse acquisition (the "Reorganization") pursuant to a certain Share Exchange Agreement ("Agreement") of such date. Pursuant to the Agreement, TBCI and the Holders tendered to the Company all issued and outstanding shares of common stock of TBCI in exchange for 8,386,197 shares of common stock of the Company. In addition, TBCI and the Holders tendered $1,000 to Brown for 5,000,000 shares of the common stock of the Company owned by Brown and $49,000 to LLBA for its assumption of the contracts, debts, obligations and liabilities of the Company (other than fees for legal services rendered) and the spinoff of LLBA. The Reorganization is being accounted for as a reverse acquisition.

     The Board of Directors of the Company (the "Board") appointed Gregory A. Pitner, James E. Hines, Michael A. Gross and Craig Kaufman to serve as members of the Board until the next meeting of the shareholders in which directors were elected. Subsequently, Carolyn Scott Brown and Lester Brown tendered their resignation in accordance with the terms of the Agreement and Gregory A. Pitner was elected Chairman of the Board. Since that time, Craig Kaufman has resigned from the Company's Board of Directors. Mr. Kaufman did not resign due to a disagreement with the Company on any matter relating to the Company's operations, policies or practices and did not furnish the Company with a letter requesting that the matter be disclosed.

The Company also announced a reverse split of its common stock in connection with the Agreement at a ratio of 1:2, effective March 3, 2003, or as soon thereafter as approved by the National Association of Securities Dealers ("NASD"). The Company has also agreed not to conduct another reverse split of its common stock for a period of at least one year from the date of the Agreement.

     The Company has spun-off LLBA, its wholly-owned subsidiary, to Brown in exchange for an assumption by LLBA of all of the contracts, debts, obligations and liabilities of the Company (except all outstanding indebtedness of the Company to Mintmire & Associates, which LLBA did not assume) and a commitment to pay for an audit of the Company's financial statements for the fiscal year ended December 31, 2002.

     The Company amended its Articles of Incorporation to change the name of the Company from L.L. Brown International, Inc. to Terra Block International, Inc. on February 19, 2003. Total issued and outstanding stock following the reverse split and after effecting the Share Exchange Agreement is 10,000,000.

     Copies of the Agreement are filed herewith as Exhibit 2.2, and are incorporated herein by reference. The foregoing descriptions are qualified in their entirety by reference to the full text of such agreements.

ITEM 5. OTHER EVENTS

                                EXECUTIVE SUMMARY

     The Company, a Nevada corporation through its subsidiary Terra Block Consolidated, Inc., engages in the manufacture, distribution and application of technologically advanced building products through a licensing agreement with Terra Block, Inc. ("TBI"). TBCI has the exclusive right to make, have made, use and sell TBI products worldwide. The Terra Block system has been used worldwide for a period of 22 years.

The Executive Offices of the Company are as follows:

Terra Block International, Inc.
2637 Erie Avenue, Suite 207
Cincinnati, OH 45208
Phone: (513) 533-1220
Facsimile: (513) 533-1990

Shares Outstanding ...................................................10,000,000

New Company Name: Terra Block International, Inc.

Contact Person: Gregory A. Pitner, President, CEO and Chairman

DESCRIPTION OF BUSINESS

     The Company is a Nevada corporation incorporated on February 19, 1997, and is a reporting company with the Securities and Exchange Commission. It changed its name from L.L. Brown International, Inc. to Terra Block International, Inc. on February 19, 2003. It currently trades on the OTC Bulletin Board under the trading symbol "LLBR". The Company has applied for a symbol change reflecting its new name.

     On February 14, 2003, the Company entered into a Share Exchange Agreement with TBCI. The Agreement provides for 100% of the shares of TBCI to be acquired by the Company in exchange for shares of common stock of the Company; for the establishment of a new Board of Directors consisting of TBCI directors; and, with total issued and outstanding shares of the Company immediately after the closing of 10,000,000. The Company's former subsidiary, LLBA has been spun off, leaving TBCI as the sole operating subsidiary of the Company after effecting the Agreement.

Introduction

     TBCI engages in the manufacture, distribution and application of technologically advanced building products through a licensing agreement with TBI. TBCI has the exclusive right to make, have made, use and sell TBI products anywhere in the world. The license agreement provides TBCI the rights to all patented technologies, trade secret materials, copyrights, trademarks and all intellectual property. This technology and expertise is referred to as the "Terra Block System" and has been used worldwide for 22 years.

     The Terra Block System features a machine developed, perfected and patented by TBI that manufactures building blocks (12"x10"x3.5") using common soil as the only raw material. This is accomplished by compacting the soil at 460,000 lbs. of hydraulic pressure to form a rock hard block. The hydraulic pressure causes the particles to bond together just like natural materials formed under great pressure such as sandstone, limestone and diamonds.

     The blocks are flat, parallel and perpendicular to within five thousandths of an inch (.005"). Each block is rock solid and will not crumble or disintegrate. Traditionally, earth blocks are formed using straw as glue and then sun baking for 28 days; adobe technology. Using Terra Block technology cuts the time to 15 seconds and no additives are necessary.

     The blocks are quick to manufacture, durable, low maintenance, require no additives, energy efficient and are inexpensive (average cost is $0.12/each). They are mortar less and dry stacked without sacrificing structural integrity. The final result is a facility that is weather resistant, has an impermeable surface and is structurally sound.

     The Terra Block System has been used all over the world (Russia, Africa, Far East, Latin America, Saudi Arabia, South Africa, United States among other locations) to construct houses, schools, churches and commercial facilities.

     The Company's goals are to become the leading provider of structurally sound, low cost, environmental friendly and durable, residential and commercial buildings in the world. The Company's management team has considerable international commerce experience and is able to utilize its cost advantage and high quality construction to generate extremely high profit margins.

     Terra Block Consolidated, Inc. was incorporated under the laws of the State of Nevada on May 30, 2002 and maintains its principal office in Cincinnati, Ohio.

     In June 2002, TBCI entered into an exclusive licensing agreement with TBI . As part of that agreement, TBCI was granted the exclusive right to make, have made, use and sell the Terra Block Duplex and TECSTOR represented by patent numbers 4,569,649 and 4,875,805 respectively and the Terra 250 - Compact earth block machine, Sidewinder 500 - Mid-size earth block machine, TECSTOR (poured concrete), Manufactured grooves in earth blocks, Soil Dryer (Dehydrator), TECSTOR (Rammed earth walls), TECSTOR (Earth in filled concrete walls) and Soil Mixer represented by invention disclosure numbers 454,813, 457,060, 456,531, 454,814, 456,529, 456,532, 454,812 and 456,530 respectively. The license is valid until terminated by TBCI with 30 days advance written notice to TBI or by TBI if TBCI materially breaches the licensing agreement. Under the agreement, TBCI has the exclusive right to buy the licensed patent rights for $10,000,000.

Opportunity

     Affordable housing is a huge problem worldwide including the United States and the problem continues to grow. While no one company can solve the problem, TBCI offers an efficient approach to the dilemma utilizing the Terra Block System.

     While Terra Blocks have been used all over the world to construct residential and commercial facilities, The Company has chosen Guatemala as the first country to introduce its affordable house on a mass scale. Some key reasons Guatemala was chosen are:

     The Company has had a full time representative, a native Guatemalan, working with real estate developers and both local and national government officials for over two years.

     Large market. According to a United Nations study completed in 1995, Guatemala had a housing shortage of approximately 1.6 million homes. This housing shortage increases by 43,000 units annually. The Guatemalan government estimates the shortage approaching 3,000,000 units at the present time.

     Close to the United States.  Less than a three hour plane trip from Atlanta
to  Guatemala   City,   the  capital  and  the  location  where  we  will  begin
construction.

     The average selling price for a home in Guatemala is $16,000 US. The Terra Block home has a selling price of $6,000 US. A gross margin of 30% is achieved at that selling price.

TBCI, at the invitation of the government of Guatemala, will begin building two demonstration houses during May 2003. These homes will be constructed on concrete slabs. Model 1 will be approximately 450 sq. ft. and will include two bedrooms, one bath, a kitchen and a living area. Model 2 will be approximately 540 sq. ft. and will include three bedrooms, one bath, a kitchen, living and dining areas. Upon a satisfactory review, TBCI will begin development of a 14,100 home development and subsequently a 13,000 home development. TBCI will be the exclusive builder at each of these developments. Both projects are within 20 kilometers of Guatemala City.

     According to the Guatemalan government, there is a waiting list of over 300,000 qualified buyers for such housing. The government actually buys the lot and grants it to the homebuyer and guarantees an eight-year mortgage to the lending source.

The Terra Block System

     The Terra Block System makes possible the large-scale construction of low cost, affordable, energy-efficient homes. Terra Block, Inc. has perfected a machine that converts our most abundant raw material (common soil) into one of our most needed building components. These portable machines convert ordinary earth on a building site, into rock-hard, durable blocks, used in construction. The machine is towed to a site by a normal pick-up truck or SUV. It takes the soil, which is already there in abundance (94% of the earth's soil can be used, including sand) and converts it into strong, stable building blocks. There is no material cost and no freight expense. The blocks are dry stackable and do not require skilled labor. The resulting home or commercial structure is stronger than traditional structures and up to 25 times more energy efficient because of the massive 12" earthen walls.

     The Terra Block compressed earth block machine produces 250 blocks per hour. These blocks have the following characteristics:

o    Size - 12"x10"x3.5" or 30x25x10 cm.
o    Highly energy efficient - R-value exceeding 25 as produced.
o The raw material - dirt - is readily available at the job site. No material cost or freight.
o    No expensive additives required.
o Dry stackable-Skilled labor not required for construction. Blocks are simply plumbed and stacked.
o Composed of dirt under intense pressure to create dense and incredibly hard blocks.

o    Acts as heat bank, balancing out temperature fluctuations.
o    Low maintenance.
o    Long lasting and durable.
o    Inexpensive - Historical average cost is $ .12/each.
o    Bullet and fire proof.
o    Exceed a 210 mph wind load as independently tested.
o    A comparison of Terra Blocks to other common bricks/blocks is as follows:

Main Forms of Brick/Block Construction

Brick Type             Cost     Mortar    Transport    Total
-----------------      -------  ------    ---------    ------
Terra Block            $ .12      .00         .00      $ .12
Fired Brick            $ .20      .03         .02      $ .25
Concrete Block         $ .60      .10         .02      $ .72

Directors, Executive Officers, Promoters and Control Persons

     (a) Set forth below are the names, ages, positions, with the Company and business experiences of the executive officers and directors of the Company.

Name                       Age      Position(s) with Company
---------------------      ----     ----------------------------------
Gregory A. Pitner          38       Chairman, President and CEO
James E. Hines             46       CFO, Vice-President and Director
Michael A. Gross           45       COO and Director

     All directors hold office until the next annual meeting of the Company's shareholders and until their successors have been elected and qualify. Officers serve at the pleasure of the Board of Directors. The officers and directors will devote such time and effort to the business and affairs of the Company as may be necessary to perform their responsibilities as executive officers and/or directors of the Company.

Family Relationships

     There are no family relationships between or among the executive officers and directors of the Company.

Business Experience

Gregory A. Pitner, President, Chief Executive Officer and Chairman

     Before accepting his position with TBCI, Mr. Pitner was formerly President/CEO of Vector Capital Group, Inc. a Cincinnati, OH based investment banking and consulting firm. Vector Capital Group, Inc. has experience and expertise in a broad spectrum of investment banking and consulting services, including: corporate finance, start-up consulting, executive management, capital structure, mergers and acquisitions, bankruptcy and workout management, cash flow management and turn-around investing.

     Mr. Pitner oversaw all aspects of Vector, and had direct responsibility for, and utilized his background and expertise in, coordinating the acquisition and management of turn-around opportunities. From 1995 to 1999 as COO of Navicap Corporation, a Cincinnati, OH based merchant banking firm, Mr.Pitner successfully provided financing for a number of firms both private and publicly held. His responsibilities included deal structure, acquisition negotiation, dealer and market maker networking, financing, management control, as well as due-diligence. Clients ranged from basic industry rollups to technology companies.

     Mr. Pitner has enjoyed success acting in the capacity as senior management for client firms as well as direct investments. He has occupied a seat on several boards and has also acted as interim manager for companies of various sizes. Currently he sits on the advisory board for Doculabs Corporation, a high-tech research firm based in Chicago, Illinois, partially owned by Forrester Research of Boston, Massachusetts.

     In the past Mr. Pitner has demonstrated expertise in structuring venture level investments, as well as providing management consulting and guidance to early stage companies. Also, he has enjoyed success working with technology related firms, such as Internet start-ups, IT consulting companies, as well as data collection and management companies ranging in size from start-ups to over $600 million in revenues both domestically as well as internationally. He spearheaded the acquisition of a gold mining facility in Zaire, now known as The Democratic Republic of Congo and has significant international experience.

     Mr. Pitner graduated from DePauw University Greencastle, Indiana with a Bachelor of Science Degree majoring in Economics as a Rector Scholar.

James E. Hines, Vice-President, Chief Financial Officer and Director

     Before accepting his position with the Company, Mr. Hines was formerly CFO and co-founder of Vector Capital Group, Inc., a boutique investment bank that originated during 1999 and specializes in turnaround, debt and equity capital advisory services. A finance and strategic planning specialist he also has extensive experience in bankruptcy proceedings and asset liquidations.

     Mr. Hines has extensive knowledge in general and financial management, particularly in business and strategic planning, mergers and acquisitions, as well as cash flow management. He has developed short and intermediate term revitalization strategies specializing in crisis management, general bankruptcy and pre-bankruptcy consulting for clients in the real estate, retail, manufacturing, entertainment and restaurant industries. To assist in these crisis management and bankruptcy engagements, he created a number of analytical tools including cash flow projection models, short and long term strategic plans, and detailed tactics used for the revitalization of troubled companies.

     Mr. Hines was formerly Vice President for Navicap Corporation, a Cincinnati, Ohio based merchant bank from 1998-1999 where he was responsible for developing a secured lending group. This group secured capital for client companies exceeding $20 million. Mr. Hines was a major participant in overseeing the successful disposition of assets to Navicap shareholders.

     Mr. Hines was from 1992-1998 a principal in Spectrum Capital, a consulting company that specialized in debt and equity capital placements up to $23 million for corporate clients. Spectrum also successfully completed several corporate restructurings of leveraged buyout transactions.

     Mr. Hines was from 1990-1992 President for Tius Elcon, Ltd. a startup Israeli medical device manufacturer where he was primarily responsible for raising approximately $11 million in venture capital and for sales increasing to $2.5 million within six months of inception. He successfully negotiated for the products to be manufactured in Hong Kong to be shipped and sold in the United States. Tius Elcon was profitable and cash flow positive every month during his tenure. Tius Elcon was subsequently sold to an Israeli conglomerate.

     Mr. Hines was from 1981-1990 a Vice President for Citicorp Leveraged Capital Group where he originated financing for a wide variety of leveraged buyouts. These buyouts ranged in size from $5 million to $2.5 billion. Companies included food processing, basic manufacturing, consumer products, retail and energy related concerns. Mr. Hines has vast experience acting as the lead bank agent coordinating up to 90 separate lenders in a single transaction along with leading several of these buyout companies back to becoming publicly traded.

     Mr. Hines received a Bachelor of Science Degree, specializing in Finance from Huntington College, Huntington, Indiana.

Michael A. Gross, Chief Operations Officer and Director

     Michael Gross has spent the last 20 years assisting in the development and sales of the Terra Block System. He has worked extensively throughout the world, negotiating numerous large purchases of Terra Block products. He has supervised projects in the Congo, Africa, Nigeria, Holland, Germany, France, England, Saudi Arabia, Canada, and South America, as well as many parts of the United States, building with, or surveying proposed Terra Block projects. He is intimately aware of the technological aspects of earth construction and housing construction in general. He is highly experienced in the management of the current operations and is responsible for all field operation activities.

     Mr. Gross is a creative inventor in his own right. He has many inventions to his credit, which have produced several million dollars in revenue. He has brought his innovative and dynamic thinking to bear on the challenges and hurdles that have faced Terra Block, Inc. over the past decade. He studied Chemistry at Snead College in Alabama. He is a veteran of the U.S. Armed forces, having served in the Navy. Mr. Gross is 45 years old.

Facilities

The Company maintains its executive offices at 2637 Erie Avenue, Suite 207, Cincinnati, Ohio 45208. Approximately, 850 square feet of space is devoted entirely to TBCI as office space. This space is leased by Vector Capital Group, Inc. ("Vector") owned equally by Gregory A. Pitner, the Company's President, Chief Executive Officer and Chairman and by James E. Hines, the Company's current Chief Financial Officer and Director. The Company is under no lease obligation to Vector. Its telephone number is (513) 533-1220 and its facsimile number is (513) 533-1990.

Financial Plan

Highlights regarding the financial plan are as follows:

    Selling price of house - $ 6,000. Typical Guatemalan house sells for $
    16,000.
    Cost  of  house  -  $  4,200   Three   days  to   complete   a  house,
    start-to-finish.
    Each house is comprised of 3,000 blocks.
    Assume home closing occurs four weeks after completion.
    Breakeven cash flow occurs with 59 home closing per month. This is achieved during 7/03.

Use of Funds

     Terra Block International, Inc. is seeking equity financing up to $1 million to be used as follows:

Capital Expenditures
Purchase of Machinery and Equipment                    $   100,000

Working Capital

         Field Worker Hiring & Training                     50,000
         Construction Expense before Closings              250,000
         Professional Fees (Legal & Accounting)             75,000
         SG&A                                              200,000
Marketing                                                  225,000
Financing Placement Fees                                   100,000
                                                       -----------
Total                                                  $ 1,000,000

Conclusion

     Terra Block Consolidated, Inc. is not just introducing a better product but is offering a better solution to the huge issue of affordable housing. This is accomplished using the Terra Block System. This system utilizes a patented machine that works with 94% of the earth's soil and has manufactured millions of building blocks all over the world, which have been used to construct numerous residential and commercial structures. The Terra Block System is our competitive advantage along with the relationships forged over the last two years with the various Guatemalan government bodies. Break-even cash flow is realized by closing on 59 homes per month and is achieved during the seventh month of operation. A key reason for this accomplishment is our gross margin is 30%.

Executive Compensation


                                 Annual      Annual     Annual  LT Comp  LT                All
                                 Comp        Comp       Comp    Rest     Comp     LTIP     Other
Name and Post              Year  Salary (1)  Bonus ($)  Other   Stock    Options  Payouts  (1)
-----------------------    ----  ----------  ---------  ------  -------  -------  -------  ------
Gregory A.Pitner,          2001    $0
Chairman,                  2002    $0
President and CEO          2003    $0
-----------------------
James E. Hines             2001    $0
Vice-President,            2002    $0
CFO and Director           2003    $0
-----------------------
Michael A. Gross,          2001    $0
COO and Director           2002    $0
                           2003    $0
-----------------------

(1) All other compensation includes certain health and life insurance benefits paid by the Company on behalf of its employees.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of March 3, 2003 (post-split), regarding the ownership of the Company's Common Stock by each shareholder known by the Company to be the beneficial owner of more than five percent (5%) of its outstanding shares of Common Stock, each director and all executive officers and directors as a group. Except as otherwise indicated, each of the shareholders has sole voting and investment power with respect to the share of Common Stock beneficially owned.


Name and Address                  Title     Amount and Nature    Percent
      of                           of              of              of
Beneficial Owner                  Class      Beneficial Owner     Class
----------------------------    ---------  -------------------   -------
Gregory A. Pitner                 Common        955,702             9.6%

James E. Hines                    Common        955,702             9.6%

Michael A. Gross                  Common      2,229,972            22.3%

All Executive Officers and
Directors as a Group
(Three (3) persons)               Common      4,141,376            41.4%
---------
Craig Kaufman                     Common      2,229,972            22.3%

Carolyn Scott Brown               Common        487,500             4.9%

Lester L. Brown                   Common        487,500             4.9%

(1) The address for each of the above is c/o Terra Block International, Inc. 2637 Erie Avenue, Suite 207 Cincinnati, OH 45208.
(2) Carolyn Scott Brown and Lester L. Brown are husband and wife and reside in the same household. They have options outstanding on 925,000 of their shares.
(3) Michael A. Gross is sole officer and director and a principal shareholder of Terra Block, Inc. which owns 2,229,972 shares of the Company's common stock.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of business acquired.

     (1) Financial statements of Terra Block Consolidated, Inc., a Nevada corporation, will be filed by amendment to this Form 8-K not later than sixty
(60) days from the day this report is due.

(b)  Pro forma financial information.

     (1) Pro forma financial information regarding the Reorganization will be filed by amendment to this Form 8-K not later than sixty (60) days from the day this report is due.

(c)  Exhibits

Exhibit No.     Description
------------    ----------------------------------------------------------
2.1      [1]    Share Exchange Agreement between L.L. Brown International, Inc. and LL Brown
                & Associates, Inc. dated March 14, 1998.

2.2       *     Share Exchange Agreement between L.L. Brown International, Inc. and Terra Block
                Consolidated, Inc. dated February 14, 2003.

3.(i).1  [1]    Articles of Incorporation of Smart Industries, Inc. filed February 19, 1997.

3.(i).2  [1]    Certificate of Amendment of Articles of Incorporation changing name to L.L. Brown
                International, Inc. filed March 24, 1998.

3.(i).3   *     Certificate of Amendment of Articles of Incorporation changing name to Terra
                Block International, Inc. filed February 19, 2003.

3.(ii).1 [1]    Bylaws of Smart Industries, Inc.

4.1      [1]    Form of Private Placement Offering of 1,600,000 common shares at $0.01 per share dated February 1997.

4.2      [1]    Form of Private Placement Offering of 500,000 common shares at $1.00 per share dated April 1998.

4.3      [1]    Renumbered as Exhibit 10.12.

5.1      [6]    Opinion of Mintmire & Associates.

10.1     [1]    Consulting Agreement between Neil Rand of Corporate Imaging and L.L. Brown dated March 2, 1998.

10.2     [1]    Renumbered as Exhibit 2.1.

10.3     [1]    Agreement between Steven Mundahl and Lester L. Brown to assist in writing auto-biography, dated September 1998.

10.4     [1]    Production Agreement between KBDI and Lester Brown dated September 1998.

10.5     [1]    Standard Industrial Lease between L.L. Brown and Cook Inlet Region, Inc. dated
                January 1999.

10.6     [1]    Service Contract between L.L. Brown and the County of Washtenaw, dated
                January 2000.

10.7     [1]    Agreement between L.L. Brown and Kern County for an Independent Thinking
                Skills Training for CalWorks Participants, dated May 2000.

10.8     [1]    Client Service Contract between L.L. Brown and the State of Washington
                Department of Social and Health Services, dated June 2000.

10.9     [1]    Non-Circumvention/Finder's Fee Agreement between L.L. Brown and David
                Penney & Associates, dated September 2000.

10.10    [2]    Service Agreement between the Company and CWA District 7 dated December 5,
                2000.

10.11    [2]    Service Agreement between the Company and Arizona, AFLCIO dated January 29,
                2001.

10.12    [1]    Promissory Note between L.L. Brown and KeyBank National Association in the amount of $126,104.00 dated October 1998.

10.13    [6]    L.L. Brown International, Inc. Year 2002  Employee/Consultant Stock Compensation
                Plan

10.14    [7]    Agreement between the Company and the Seminole Tribe of Florida dated August 30,
                2001.

10.15    [7]    Agreement between the Company and Capital Research Group, Inc., dated January
                17, 2002.

10.16     *     Exclusive License Agreement between Terra Block, Inc., a Florida corporation and
                Terra Block Consolidated, Inc., a Nevada corporation dated June 1, 2002.

11.1     [3]    Statement re:  computation of per share earnings.

16.1     [4]    Letter on change of certifying accountant pursuant to Regulation SK Section
                304(a)(3).

16.2     [5]    Letter on change of certifying accountant pursuant to Regulation SK Section 304(a)(3).

23.1     [6]    Consent of George Stewart, CPA

23.2     [6]    Consent of Mintmire & Associates (contained in the opinion filed as Exhibit 5.1 hereof).
--------------------------------------

[1] Previously filed as an exhibit to the Company's Registration Statement on Form 10SB on November 13, 2000.
[2] Previously filed as an exhibit to the Company's Annual Report on Form 10KSB n March 21, 2001.
[3] Previously filed as an exhibit to the Company's First Amended Registration Statement on Form 10SB on April 5, 2001.
[4] Previously filed as an exhibit to the Company's Current Report on Form 8K on August 17, 2001.
[5] Previously filed as an exhibit to the Company's amended Current Report on Form 8K on August 27, 2001.
[6] Previously filed as an exhibit to the Company's Registration Statement on Form S-8 on January 25, 2002.
[7] Previously filed as an exhibit to the Company's Annual Report on Form 10KSB on March 29, 2002.
*    Filed Herewith.

(d) A report on Form 8-K was filed on August 17, 2001 to disclose a change in the Registrant's Certifying Accountant. On August 27, 2001, the Registrant filed an amended Current Report on Form 8-K to disclose additional information regarding the change of accountants at the request of the Commission.

                                   SIGNATURES




     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                         Terra Block International, Inc.
                                  (Registrant)



Date:    March 3, 2003

                            By:     /s/ Gregory A. Pitner
                              ----------------------------------------------
                              Gregory A. Pitner, President, CEO and Chairman


                            By:     /s/ James E. Hines
                              ----------------------------------------------
                              James E. Hines, Vice-President, CFO and Director


                            By:     /s/ Michael A. Gross
                              ----------------------------------------------
                              Michael A. Gross, COO and Director